UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

WASHINGTONFIRST BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Text of Email Sent to Employees of WashingtonFirst Bankshares, Inc. on May 16, 2017 by
                     Shaza L. Andersen, President and Chief Executive Officer
Dear all,
Thank you all for your time and attention during this morning’s brief call.  I know this comes as a surprise to most of you, and as I promised during our call, I want to share with you some of the factors that we considered in agreeing to this acquisition and that we believe make this such an exciting transaction.
Sandy  Spring Bancorp, Inc. the parent company of Sandy Spring Bank, is a $5.2 billion organization headquartered in Olney, Maryland.  Sandy Spring operates 44 community banking offices and six financial centers throughout Maryland, Northern Virginia and Washington, and offers a full range of commercial and retail banking services, as well as mortgage, trust, private banking and wealth management services.   Our customers will be able to take advantage of Sandy Spring’s wide range of sophisticated offerings, including some they don’t have access to today, such as insurance.  The combined bank will be led by Daniel J. Schrider, President and CEO of Sandy Spring Bank. Dan has served in this role since 2009.
This combination will create a premier community banking organization that will better serve all of our customers across the Greater Washington, DC region.  Our mix of products and services are complementary, our cultures are aligned, and we share a commitment to providing the best possible service to our clients. Together, we look forward to serving more than 60,000 individuals and families, and nearly 30,000 local businesses, helping to create jobs and fuel the regional economy.
Today is just the beginning of our communications to you. We have scheduled an all-employee meeting this Thursday, May 18th, from 5:00 to 7:00 p.m. at the Hyatt, Reston, 1800 Presidents Street, Reston, VA 20190.  We will have more information for you at this meeting, and an opportunity for questions and answers.  Dan Schrider and other senior team members will be joining us from Sandy Spring. We look forward to sharing our enthusiasm with you for the bright future ahead.
All the best,
Shaza
Forward-looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring Bancorp, Inc. (“Sandy Spring”) and WashingtonFirst Bankshares, Inc. (“WashingtonFirst”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and WashingtonFirst’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor WashingtonFirst undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.
In addition to factors previously disclosed in Sandy Spring’s and WashingtonFirst’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and WashingtonFirst will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of required stockholder approvals; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) general economic conditions and trends, either nationally or locally; (ix) conditions in the securities markets; (x) changes in interest rates; (xi) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xii) changes in real estate values; (xiii) changes in the quality or composition of Sandy Spring’s or WashingtonFirst’s loan or investment portfolios; (xiv) changes in competitive pressures among financial institutions or from non-financial institutions; (xv) the ability to retain key members of management; and (xvi) changes in legislation, regulations, and policies.
Additional Information About the Acquisition and Where to Find It
In connection with the proposed merger transaction, Sandy Spring will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Sandy Spring and WashingtonFirst, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Sandy Spring, WashingtonFirst and the proposed merger.
A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and WashingtonFirst, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from WashingtonFirst by accessing WashingtonFirst’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from WashingtonFirst, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, VA 20190 or by calling (703) 840-2410.
Participants in the Solicitation
Sandy Spring and WashingtonFirst and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and WashingtonFirst in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2017. Information about the directors and executive officers of WashingtonFirst is set forth in the proxy statement for WashingtonFirst’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.